UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 1, 2009
VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 2, 2009, Vion Pharmaceuticals, Inc. (the “Company”) announced the results of the Oncologic Drugs Advisory Committee (“ODAC”) Meeting held on September 1, 2009 at which data for the Company’s lead oncology therapeutic Onrigin™ (laromustine) Injection were presented for the indication of remission induction treatment for patients sixty years of age or older with de novo poor-risk acute myeloid leukemia. ODAC, which is the cancer drug advisory panel of the U.S. Food and Drug Administration (“FDA”), voted 13-0 in favor of completing a randomized study defining the efficacy and safety of Onrigin™ in the population proposed for the indication prior to regulatory approval by the FDA. The Company intends to enter into discussions with the FDA about their requirements for a randomized trial and evaluate its options as soon as possible. The Company would need to raise additional capital to finance a new randomized trial.
A copy of the press release announcing the results of the ODAC meeting is attached as Exhibit 99.1 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press release dated September 2, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: September 2, 2009	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated September 2, 2009